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                                                                      EXHIBIT 23



March 28, 2002


To Whom It May Concern:

The firm of Henry L. Creel Co., Inc., Certified Public Accountant, consents to the inclusion of its report dated March 26, 2002 on the Financial Statements of AuGRID of Nevada, Inc. (the "Company") included in the Company's report on Form 10-KSB for the fiscal year ended December 31, 2001.

Respectfully,

/s/ Henry L. Creel

Henry L. Creel, CPA

















                    3587 LEE ROAD  SHAKER HEIGHTS, OHIO 44120